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                                                                       EXHIBIT 4

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                                    BRACKNELL
                                   CORPORATION
                                  -------------

                          PERFORMANCE STOCK OPTION PLAN
                                (February, 2001)
1.       Purpose of the Plan

                  The purpose of the Plan is to provide certain directors, officers and key employees of the Corporation and its subsidiaries with an opportunity to purchase Common Shares. This will provide an increased incentive for these directors, officers and key employees to contribute to the future success and prosperity of the Corporation, thus enhancing the value of the Common Shares for the benefit of all the shareholders and increasing the ability of the Corporation and its subsidiaries to attract and retain individuals of exceptional skill.

2.       Defined Terms
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         Where used herein, the following terms shall have the following meanings, respectively:

         2.1      "Board" means the board of directors of the Corporation;

         2.2 "Change of Control" means the occurrence of one or more of the following with respect to the Corporation: (i) the acquisition by any person (or related group of persons) of shares possessing sufficient voting power in the aggregate to elect an absolute majority of the members of the Board of Directors of the Corporation; (ii) a merger or consolidation in which the Corporation is not the surviving entity, except for a transaction in which securities representing more than fifty percent (50%) of the total combined voting power of the surviving entity are held by persons who held the shares immediately prior to such merger or consolidation; or (iii) the sale, transfer or other disposition of all or substantially all of the assets of the Corporation.

         2.3 "Code" means the U.S. Internal Revenue Code of 1986, as amended;

         2.4 "Committee" means the compensation committee of the Board or such other committee of the Board designated by the Board from time to time, it being the intention of the Corporation that the Committee be comprised exclusively of non-management directors for purposes of Section 162(m) of the Code;

         2.5 "Common Shares" means the common shares of the Corporation or, in the event of an adjustment contemplated by Article 6 hereof, such other Common Shares to which a Participant may be entitled upon the exercise of an Option as a result of such adjustment;

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         2.6      "Corporation" means Bracknell Corporation, and includes any successor corporation thereof;

         2.7 "Disability" means an injury or disability occurring to a Participant who by reason thereof is determined by the Board to be unable to perform the services to the Corporation usually performed by the Participant;

         2.8 "Eligible Person" means an employee, director or officer of the Corporation or subsidiary thereof;

         2.9      "Exchange" means The Toronto Stock Exchange;

         2.10 "Insider" has the meaning given to such term under The Toronto Stock Exchange Company Manual, as amended, varied or re-enacted;

         2.11 "Market Price" per Common Share on any date shall be the closing price of the Common Shares on the Exchange (or, if the Common Shares are not then listed and posted for trading on the Exchange, on such stock exchange or automated quotation system in Canada or the United States on which such shares are then listed and posted for trading as may be selected for such purpose by the Board) on the trading day immediately preceding such date. In the event that such Common Shares did not trade on such trading day, the Market Price shall be the average of the bid and ask prices in respect of such Common Shares at the close of trading on such date. In the event that the Common Shares are not listed and posted for trading on any stock exchange or automated quotation system in Canada or the United States, the Market Price shall be the fair market value of such Common Shares as determined by the Board in its sole discretion;

         2.12 "Option" means an option to purchase Common Shares granted by the Board to a Participant, subject to the provisions contained herein;

         2.13 "Option Agreement" means the form of agreement between the Corporation and Participant;

         2.14 "Option Price" means the price per share at which Common Shares may be purchased under the Option, as the same may be adjusted in accordance with Article 6 hereof;

         2.15 "Participants" means those directors, officers and key employees of the Corporation and its subsidiaries to whom Options are granted while such Options remain unexercised;

         2.16 "Plan" means the Performance Stock Option Plan of the Corporation as set forth herein, as the same may be amended or varied from time to time;

         2.17 "Retirement" means the retirement of a Participant as determined in accordance with the applicable policies of the Corporation at the relevant time, or if there is

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                  no such applicable policy, as determined by the Corporation in its sole and absolute discretion;

         2.18 "Share Compensation Arrangement" has the meaning given to such term under The Toronto Stock Exchange Company Manual, as amended, varied or re-enacted;

         2.19 "subsidiary" means any corporation that is a subsidiary of the Corporation, as such term is defined under subsection 1(2) of the Business Corporations Act (Ontario), as such provision is from time to time amended, varied or re-enacted; and

         2.20 "Transfer" includes any sale, exchange, assignment, gift, bequest, disposition, mortgage, charge, pledge, encumbrance, grant of security interest or other agreement by which possession, legal title or beneficial ownership passes from one person to another, or to the same person in a different capacity, whether or not voluntary and whether or not for value, and any agreement to effect any of the foregoing.

3.       Administration of the Plan
         --------------------------

         3.1 The Plan shall be administered by the Committee. The Corporation shall effect the grant of Options under the Plan, in accordance with determinations made by the Committee. The Committee shall have full authority, from time to time pursuant to the provisions of the Plan:

                  (a) after receiving the recommendations of management of the Corporation, to designate the directors, officers and key employees of the Corporation and its subsidiaries to whom Options will be granted and the number of Common Shares which shall be the subject of each Option provided that the Committee may grant a non-management director no more than 50,000 Options on the director becoming a member of the Board and no more than 25,000 Options annually thereafter;

                  (b) to determine the terms and conditions of all Options granted pursuant to the Plan, including without limitation, the time or times during which any Options shall be exercisable including the achievement of specified performance criteria which must be met for Options to become exercisable;

                  (c) to adopt, amend and rescind such rules and regulations as may be advisable in the administration of the Plan;

                  (d) to construe and interpret the Plan, the rules and regulations and the form of Option Agreement used under the Plan; and

                  (e) to make all other determinations deemed necessary or advisable for the administration of the Plan.

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         3.2      Grants of Options hereunder shall be entirely discretionary and nothing in the Plan shall be deemed to give any person any right to be granted an Option.

         3.3      Additional Provisions Applicable to Incentive Stock Options.

                  The Committee may, in its discretion, grant options under the Plan to eligible employees which constitute "incentive stock options" within the meaning of Section 422 of the Code; provided, however, that (a) the aggregate Market Price of the Common Shares with respect to which incentive stock options are exercisable for the first time by a Participant during any calendar year shall not exceed the limitation set forth in
                  Section 422(d) of the Code; and (b) if a Participant owns, on the date of grant, securities possessing more than 10% of the total combined voting power of all classes of securities of the Corporation or of any affiliate (as defined in the Code), the price per share shall not be less than 110% of the Market Price per Common Share on the date of grant and the term of such Option shall not exceed five years from the date of grant.

4.       Granting of Options
         -------------------

         4.1      (a)      The Committee from time to time may grant Options to
                           certain directors, officers and key employees of the Corporation and its subsidiaries. The grant of Options will be subject to the Participant entering into an Option Agreement in the form required by the Corporation and will be subject to the conditions contained herein. The Option may be subject to additional conditions determined by the Committee from time to time including, without limiting the generality of the foregoing, a condition requiring that a Participant also be a participant in a specified stock purchase plan of the Corporation.

                  (b) Except in respect of: (i) Options that may be granted in connection with an acquisition or combination to certain optionholders, directors, officers and key employees of companies acquired by or otherwise combined with the Corporation; (ii) Options granted previous to this February, 2001 amendment; and/or
                           (iii) Options that may be granted pursuant to conditions as otherwise may be determined by the Committee, any Options granted pursuant to the Plan shall become exercisable not earlier than the seventh anniversary of the date of grant unless otherwise accelerated upon the Corporation achieving share price or other performance objectives as determined by the Committee.

         4.2 Options may be granted in respect of authorized and unissued Common Shares provided that the aggregate number of Common Shares reserved for issuance under the Plan, subject to adjustment or increase of such number pursuant to the provisions of Article 6 hereof, together with any Common Shares reserved for issuance under any other Share Compensation Arrangement, shall not exceed 9,500,000 Common Shares. The aggregate number of Common Shares

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                  reserved for issuance to any one person under the Plan,
                  together with any Common Shares reserved for issuance under any other Share Compensation Arrangement to such person, must not exceed the lesser of 5% of the outstanding Common Shares (on a non-diluted basis) and two million Common Shares. The aggregate number of Common Shares reserved for issuance to Insiders under the Plan, together with any Common Shares reserved for issuance to Insiders under any other Share Compensation Arrangement, must not exceed 10% of the outstanding Common Shares (on a non-diluted basis). Insiders shall not, within a one-year period, be issued a number of Common Shares under the Plan which, together with any Common Shares reserved for issuance under any other Share Compensation Arrangement, exceed 10% of the outstanding Common Shares (on a non-diluted basis). The Common Shares in respect of which Options are not exercised shall be available for subsequent grants of Options. No fractional shares may be purchased or issued hereunder.

         4.3 The Option Price shall be determined by the Committee at the time the Option is granted but under no circumstances shall any Option Price be lower than the Market Price per Common Share at the time the Option is granted.

         4.4 At the discretion of the Committee, the Option Price may increase, throughout the period or for any part of the period that the Option or a portion thereof remains unexercised, by an amount per annum fixed or established by formula by the Committee at the time the Option is granted.

         4.5 An Option must be exercised within the period determined by the Committee provided that in no circumstances may an Option be exercised more than 10 years after the date of the granting of the Option.

         4.6 Notwithstanding Section 8 hereof, but subject to Section 4.5, in the event that a take-over bid is made by way of take-over bid circular to the holders of all or substantially all of the outstanding Common Shares, from and as at the date of mailing of that circular (the "Mailing Date"), all Options that are then outstanding under the Plan, whether or not theretofore exercisable, shall thereupon automatically become exercisable for a period of 30 days following the Mailing Date, or such other period as the Committee may, in its sole discretion, from time to time on or after the date of announcement of that take-over bid select as appropriate in the circumstances by notice given in writing to the holders of such Options, at the end of which period all Options which have not then been exercised shall revert back to and remain as they were before that take-over bid was announced or made.

         4.7 In the event of a Change of Control, the Committee has the right to accelerate the date on which any Option becomes exercisable and/or expires.

5.       Exercise of Option
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         Subject to the provisions of the Plan and the terms of the granting of the Option, an Option or a portion thereof may be exercised from time to time by delivery to the Corporation

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at its registered office of a notice in writing signed by the Participant or the
Participant's legal personal representative and addressed to the Corporation. This notice shall state the intention of the Participant or the Participant's legal personal representative to exercise the said Option or a portion thereof, the number of Common Shares in respect of which the Option is then being exercised and must be accompanied by payment in full of the Option Price for the Common Shares which are the subject of the exercise. The Common Shares, which are the subject of the exercise, will then be issued to the Participant.

6.       Adjustments in Shares
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         Appropriate adjustments in the number of Common Shares subject to the
Plan and, as regards Options granted or to be granted, in the number of Common Shares optioned and in the Option Price, shall be made by the Committee to give effect to adjustments in the number of Common Shares resulting from subdivisions, consolidations or reclassifications of the Common Shares, the payment of stock dividends by the Corporation (other than dividends in the ordinary course) or other relevant changes in the authorized or issued capital of the Corporation, which changes occur subsequent to the approval of the Plan by the Board.

7.       Decisions of the Committee
         --------------------------

         All decisions and interpretations of the Committee respecting the Plan or Options granted thereunder shall be conclusive and binding on the Corporation and the Participants and their respective legal personal representatives and on all directors, officers and employees eligible under the provisions of the Plan to participate therein.

8.       Termination of Employment
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                  Except as otherwise determined by the Committee:

         8.1 In the event that a Participant ceases to be an Eligible Person as a result of death, Disability, Retirement or termination without cause, each of the Options which are then exercisable by the Participant or which become exercisable within three months after the date of death, Disability, Retirement or termination without cause shall be exercisable for a period of three months after the date of death, Disability, Retirement or termination without cause;

         8.2 In the event that a Participant ceases to be an Eligible Person for any reason other than as set out in Section 8.1, each of the Options held by the Participant shall cease to be exercisable and shall expire immediately after the date on which the Participant ceases to be an Eligible Person;

         8.3 Notwithstanding anything else in the Plan, in no event shall any Option be exercisable after its stated termination date;

         8.4 In the event a Participant ceases to be an Eligible Person, the Participant shall not be entitled to damages by reason of the cessation of or alteration to the Participant's rights or expectations under the Plan arising therefrom;

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         8.5      The Plan does not confer upon a Participant any right with respect to continuation of employment by the Corporation or any subsidiary, nor does it interfere in any way with the right of the Participant or the Corporation or any subsidiary of the Corporation to terminate the Participant's employment at any time;

         8.6 Options shall not be affected by any change of employment of the Participant where the Participant continues to be employed by the Corporation or any of its subsidiaries;

         8.7 In special circumstances, the Committee may give its express consent to an extension of the time periods set forth above for any Option, provided that any such extension shall not have the effect of extending the term of the Option beyond its originally stated term.

9.       Amendment or Discontinuance of Plan
         -----------------------------------

         Subject to any applicable exchange requirements respecting notice and approval, the Board may amend or discontinue the Plan at any time without the consent of the Participants provided such amendment shall not alter or impair in any materially adverse manner any Option previously granted under the Plan except as permitted by the provisions of Articles 6 or 10 hereof.

10.      Amendment of Option Terms
         -------------------------

         Subject to any applicable exchange requirements respecting notice and approval, the Committee may amend or modify the terms attaching to any outstanding Option in any manner to the extent that the Committee would have had the authority to initially grant the Option, including without limitation, to change the date or dates as of which, an Option becomes exercisable, provided that the Committee may not amend any outstanding Option to decrease the Option Price except as may be required pursuant to Section 6.

11.      Predecessor Plans
         -----------------

         Options granted under any predecessor option plan will be governed by the terms of the Option at the time of the grant unless amended pursuant to section 10 of the Plan.

12.      Non-Transferability of Options
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         No Participant may Transfer any Option except that Transfers occurring upon the death of a Participant by operation of law or by testamentary bequest are permitted hereunder.

13.      Government Regulation
         ---------------------

         The Corporation's obligation to issue and deliver Common Shares under any Option is subject to:

         (a) the satisfaction of all requirements under applicable securities laws in respect thereof and obtaining all regulatory approvals as the Corporation shall determine

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         to be necessary or advisable in connection with the authorization, issuance or sale thereof;

         (b) the admission of such Common Shares to listing on any stock exchange or automated quotation system on which such Common Shares may then be listed; and

         (c) the receipt from the Participant of such representations, agreements and undertakings as to future dealings in such Common Shares as the Corporation determines to be necessary or advisable in order to safeguard against the violation of the securities laws of any jurisdiction.

In this connection, the Corporation shall take all reasonable steps to obtain such approvals and registrations as may be necessary for the issuance of such Common Shares in compliance with applicable securities laws and for the listing of such Common Shares on any stock exchange or automated quotation system on which such Common Shares are then listed.

14.      Participants' Rights
         --------------------

         A Participant shall not have the right as a shareholder of the Corporation until the issuance of a certificate for Common Shares upon the exercise of an Option or a portion thereof, and then only with respect to the Common Shares represented by such certificate or certificates.

15.      Effective Date
         --------------

         This Plan may be referred to as the Performance Stock Option Plan of the Corporation and shall for all purposes be deemed effective on the basis set forth above as at the opening of business (Toronto time) on February 15, 2001.

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